Exhibit 10.2

Form of Non-Employee Director Restricted Stock Agreement

Restricted Stock Agreement for Non-Employee Directors

AVANTAIR, INC.

2006 LONG-TERM INCENTIVE PLAN

AS AMENDED AND RESTATED

GRANTEE:

NO. OF SHARES:

This Agreement (the “Agreement”) evidences the award of             restricted shares (each, an “Award Share,” and collectively, the “Award Shares”) of the Common Stock of Avantair, Inc., a Delaware corporation (the “Company”), granted to you,                     , effective as of                     (the “Grant Date”), pursuant to the Avantair, Inc. 2006 Long-Term Incentive Plan, as amended and restated (the “Plan”), and conditioned upon your agreement to the terms described below. All of the provisions of the Plan are expressly incorporated into this Agreement. Please return an executed copy of this Agreement to the Company within 30 days of the date hereof.

1. Terminology. Unless otherwise provided in this Agreement, capitalized words used herein are defined in the Glossary at the end of this Agreement.

2. Release of Shares from Escrow. The Award Shares shall be issued to you as of the Grant Date but shall be nontransferable and shall not be distributed to you until the earlier of: (i) the date on which you cease to provide Service to the Company for any reason other than Cause; and (ii) the effective date of a Change in Control of the Company (the “Distribution Date”). In the event of your termination of Service for Cause, you shall immediately forfeit all of the Award Shares for no consideration and upon the request of the Administrator you shall deliver to the Company a stock power, endorsed in blank.

3. Delivery of Shares. The Award Shares shall be issued to you on or as soon as practicable after the Distribution Date, but in no event later than 30 days after the Distribution Date electronically or in certificate form to your designated broker on your behalf.

4. Restrictions on Transfer.

(a) Until delivery of the Shares in accordance with Section 3 no Award Shares may be sold, assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise), except by will or the laws of descent and distribution and shall not be subject to execution, attachment or similar process.

(b) Any attempt to transfer, pledge or otherwise dispose of any such Award Shares in contravention of the restrictions set forth in Section 4(a) shall be null and void and without effect. The Company shall not be required to (i) transfer on its books any Award Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of Award Shares, or otherwise accord voting, dividend or liquidation rights to, any transferee to whom Award Shares have been transferred in contravention of this Agreement.

5. Stock Certificates. You are reflected as the owner of record of the Award Shares as of the Grant Date on the Company’s books. The Company or an escrow agent appointed by the Administrator will hold in escrow the share certificates for safekeeping, or the Company may otherwise retain the Award Shares in uncertificated book entry form, until the Distribution Date. Until the Distribution Date, any share certificates representing such shares will include a legend to the effect that you may not sell, assign, transfer, pledge, or hypothecate the Award Shares. All regular cash dividends on the Award Shares held by the Company will be paid directly to you on the dividend payment date.

6. Tax. As the Award Shares are not “subject to a substantial risk of forfeiture” as that term is defined in Section 83(b) of the Internal Revenue Code of 1986, as amended, the Company intends to provide you with a 1099 stating the value of the Award Shares on the Grant Date. You hereby acknowledge that you have been advised by the Company to seek independent tax advice from your own advisors regarding the taxation of the Award Shares. You may not rely on the Company or any of its officers, directors or employees for tax or legal advice regarding this award. You acknowledge that you have sought tax and legal advice from your own advisors regarding this award or have voluntarily and knowingly foregone such consultation.

7. Adjustments for Corporate Transactions and Other Events.

(a) Stock Dividend, Stock Split and Reverse Stock Split. Upon a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, the number of Award Shares shall, without further action of the Administrator, be adjusted to reflect such event. The Administrator shall make adjustments, in its discretion, to address the treatment of fractional shares with respect to the Award Shares as a result of the stock dividend, stock split or reverse stock split; provided that such adjustments do not result in the issuance of fractional Award Shares. Adjustments under this Section 7 will be made by the Administrator, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive.

(b) Binding Nature of Agreement. The terms and conditions of this Agreement shall apply with equal force to any additional and/or substitute securities received by you in exchange for, or by virtue of your ownership of, the Award Shares, to the same extent as the Award Shares with respect to which such additional and/or substitute securities are distributed, whether as a result of any spin-off, stock split-up, stock dividend, stock distribution, other reclassification of the Common Stock of the Company, or similar event, except as otherwise determined by the Administrator. If the Award Shares are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation or pursuant to any merger of the Company or acquisition of its assets, securities of another entity, or other property (including cash), then the rights of the Company under this Agreement shall inure to the benefit of the Company’s successor, and this Agreement shall apply to the securities or other property (including cash) received upon such conversion, exchange or distribution in the same manner and to the same extent as the Award Shares.

8. Non-Guarantee of Directorship. Nothing in the Plan or this Agreement, nor any action taken pursuant to the Plan, shall confer any right on you to continue in the service of the Company as a member of the Board or in any other capacity for any period of time or at a particular retainer or other rate of compensation, or as limiting, interfering with or otherwise affecting the provisions of the Company’s charter, bylaws or the Delaware General Corporation Law relating to the removal of directors.

9. Rights as Stockholder. Except as otherwise provided in this Agreement, you will possess all incidents of ownership of the Award Shares, including the right to vote the Award Shares and receive dividends and/or other distributions declared on the Award Shares.

10. The Company’s Rights. The existence of the Award Shares shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

11. Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to you at the address contained in the records of the Company, or addressed to the Administrator, care of the Company for the attention of its Corporate Secretary at its principal executive office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

12. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the Award Shares granted hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Award Shares granted hereunder shall be void and ineffective for all purposes.

13. Amendment. This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Award Shares as determined in the discretion of the Administrator, except as provided in the Plan or in a written document signed by each of the parties hereto.

14. Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is available upon request to the Administrator.

15. Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Administrator relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Delaware, without regard to its provisions concerning the applicability of laws of other jurisdictions. Any suit with respect hereto will be brought in the federal or state courts in the districts which include Clearwater, Florida, and you hereby agree and submit to the personal jurisdiction and venue thereof.

16. Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18. Electronic Delivery of Documents. By your signing this Agreement, you (i) consent to the electronic delivery of this Agreement, all information with respect to the Plan and the Award Shares and any reports of the Company provided generally to the Company’s stockholders; (ii) acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost to you by contacting the Company by telephone or in writing; (iii) further acknowledge that you may revoke your consent to the electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledge that you understand that you are not required to consent to electronic delivery of documents.

{Glossary begins on next page}

GLOSSARY

(a) “Administrator” means the Board of Directors of Avantair, Inc. or such person or person(s) appointed by the Board to administer the Plan.

(b) “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with Avantair, Inc. (including but not limited to joint ventures, limited liability companies and partnerships). For this purpose, “control” means ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

(c) “Board” means the Board of Directors of Avantair, Inc., a Delaware corporation.

(d) “Cause” means a termination of your Service because of: (i) your breach of a fiduciary duty owed by you to the Company or its shareholders; (ii) your willful or gross misconduct that is materially detrimental or is reasonably anticipated to be materially detrimental to the Company; or (iii) your commission, indictment, conviction, plea of nolo contendere, guilty plea, or confession to any felony or any crime based upon an act of fraud, misappropriation, embezzlement or material dishonesty.

(e) “Change in Control” means (i) the acquisition (other than from the Company) in one or more transactions by any Person, as defined in this paragraph (d), of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of more than 50% of (A) the then outstanding shares of the securities of the Company, or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Company Voting Stock”); (ii) the closing of a sale or other conveyance of all or substantially all of the assets of the Company; or (iii) the effective time of any merger, share exchange, consolidation, or other business combination involving the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Company Voting Stock. For purposes of this definition, a “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than employee benefit plans sponsored or maintained by the Company and by entities controlled by the Company or an underwriter of the Common Stock in a registered public offering.

(f) “Common Stock” means shares of common stock, par value $0.0001 per share, of Avantair, Inc., a Delaware corporation.

(g) “Company” means Avantair, Inc. and its Affiliates, except where the context otherwise requires. For purposes of determining whether a Change in Control has occurred, “Company” shall mean only Avantair, Inc.

(h) “Service” means your service to the Company as a director.

(i) “You”; “Your”. You means the recipient of the Award Shares as reflected in the first paragraph of this Agreement. Whenever the word “you” or “your” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to the estate, personal representative, or beneficiary to whom the Award Shares may be transferred by will or by the laws of descent and distribution, the words “you” and “your” shall be deemed to include such person.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer.

AVANTAIR, INC.

By:

Date:

The undersigned hereby acknowledges that he/she has carefully read this Agreement and agrees to be bound by all of the provisions set forth herein. The undersigned also consents to electronic delivery of all notices or other information with respect to the Award Shares or the Company.

WITNESS:	GRANTEE:

Date:

Enclosure: Prospectus for the Avantair, Inc. 2006 Long-Term Incentive Plan, as amended and restated

{This Stock Power should be signed in blank and deposited with the Company if share certificates are issued for Award Shares.}

STOCK POWER

FOR VALUE RECEIVED, the undersigned,                     , hereby sells, assigns and transfers unto Avantair, Inc., a Delaware corporation (the “Company”), or its successor,                      shares of common stock, par value $0.0001 per share, of the Company standing in my name on the books of the Company, represented by Certificate No.                     , or an appropriate book entry notation, and hereby irrevocably constitutes and appoints                                          as my attorney-in-fact to transfer the said stock on the books of the Company with full power of substitution in the premises.

WITNESS:

Dated: